UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 25, 2024

Commission File Number: 1-40392

DT Midstream, Inc.

Delaware	38-2663964
(State or other jurisdiction of incorporation or organization)	(I.R.S Employer Identification No.)

Registrant’s address of principal executive offices: 500 Woodward Ave., Suite 2900, Detroit, Michigan 48226-1279

Registrant’s telephone number, including area code: (313) 402-8532

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Exchange on which Registered
Common stock, par value $0.01	DTM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under Exchange Act (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Amendment to Credit Agreement

On November 25, 2024, DT Midstream, Inc. (the “Company”) entered into an Amendment No. 3 to Credit Agreement (the “Amendment”) amending certain of the terms of its Credit Agreement, dated as of June 10, 2021, among the Company, as borrower, the lenders and letter of credit issuers party thereto and Barclays Bank PLC, as administrative agent and collateral agent. The Amendment makes certain modifications to the debt covenant to permit the Company to incur certain customary bridge loans (including, without limitation, the $700 million 364-day bridge loan facility committed by Barclays Bank PLC (the “Bridge Facility”), which provides certain backstop funding for the Company’s purchase of all of the equity interests in Guardian Pipeline, L.L.C., Midwestern Gas Transmission Company and Viking Gas Transmission Company). On the date hereof, the commitments outstanding under the Bridge Facility are $293.7 million.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

10.1	Amendment No. 3 to Credit Agreement, dated as of November 25, 2024, by and among DT Midstream, Inc., lenders party thereto and Barclays Bank PLC, as administrative agent and collateral agent.
104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 27, 2024

DT MIDSTREAM, INC. (Registrant)
by
/s/ Jeffrey A. Jewell
Name: Jeffrey A. Jewell
Title: Executive Vice President and Chief Financial Officer